                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   March 15, 1999
                                                    --------------



                          BOSTON LIFE SCIENCES, INC.
                     ------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                          0-6533                 87-0277826
--------------------------------           ------      ------------------------------------

(State or other jurisdiction of          (Commission    (I.R.S. Employer Identification No.)
  incorporation or organization)           File No.)


31 Newbury Street, Suite 300
Boston, Massachusetts                                            02116
-------------------------------------------                   -----------
(Address of principal executive offices)                        Zip Code



Registrant's telephone number, including area code  (617)  425-0200
                                                    ---------------

Item 5.  Other Events.
         ------------
On March 15, 1999 the Company announced that twice-weekly, relatively low dosages of its anti-angiogenic protein, Troponin I, significantly suppressed experimental lung metastases in a rigorous animal model of metastatic melanoma. These results and other findings related to the discovery of the anti-angiogenic properties of Troponin I were published in the March 16, 1999 edition of the Proceedings of the National Academy of Sciences (PNAS). The study, designed to determine the initial dosing schedule for human clinical trials, involved 300 animals and demonstrated that 1mg/kg of Troponin administered twice-weekly suppressed the majority of lung metastases from intravenously injected melanoma. The Company believes that such a relatively modest dosing regimen could prove both practical and convenient for patients and also have a very positive impact on manufacturing and cost issues.

On March 16, 1999 the Company issued a statement to reiterate that the Company owns the exclusive license to the U.S. patent on the use of Troponin I to treat a broad spectrum of angiogenic diseases, including, but not limited to, solid tumors, eye diseases and arthritis.



Item 7.  Exhibits.
         --------
The following Exhibits are filed as part of this report on Form 8-K:

     99.1       Press Release, dated March 15, 1999.
     99.2       Press Release, dated March 16, 1999.

SIGNATURES
----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                 BOSTON LIFE SCIENCES, INC.


Dated:  March 22, 1999                     By: /s/Joseph Hernon
                                               ----------------
                                               Joseph Hernon
                                               Chief Financial Officer

                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                                           Page(s)
-----------                                                           -------

99.1                Press Release, dated March 15, 1999                4, 5
99.2                Press Release, dated March 16, 1999                 6